POWER OF ATTORNEY

 KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Arthur B. Stabenow and J. Philip Russell, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                           Title                          Date

/s/ Arthur B. Stabenow     Director, Chief Executive Officer and   July 31, 1996
Arthur B. Stabenow         President (Principal Executive
                           Officer)

/s/ J. Philip Russell      Chief Financial Officer (Principal      July 31, 1996
J. Philip Russell          Financial and Accounting Officer)

/s/ Frederick R. Adler     Director                                July 31, 1996
Frederick R. Adler

/s/ Gill Cogan             Director                                July 31, 1996
Gill Cogan

/s/ Roger A. Smullen       Director                                July 31, 1996
Roger A. Smullen

/s/ Jeffrey D. West        Director                                July 31, 1996
Jeffrey D. West